Exhibit 16.1
Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

     We have read Item 4 included in the Form 8-K filed June 12, 2002 of Compressco, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                         Very truly yours,


                                         /s/ Arthur Andersen LLP
                                         -----------------------
                                         Arthur Andersen LLP